Exhibit 4.9

PROFOUND MEDICAL CORP.

- and -

TSX TRUST COMPANY

COMMON SHARE PURCHASE WARRANT INDENTURE

Providing for the Issue of
up to 17,250,000 Common Share Purchase Warrants

March 20, 2018

Page

Article 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Words Importing the Singular	6
1.3	Interpretation not Affected by Headings	7
1.4	Day not a Business Day	7
1.5	Time of the Essence	7
1.6	Governing Law	7
1.7	Meaning of “outstanding” for Certain Purposes	7
1.8	Currency	7
1.9	Termination	7

Article 2 ISSUE OF WARRANTS		8

2.1	Issue of Warrants	8
2.2	Form and Terms of Warrants	8
2.3	Signing of Warrant Certificates	9
2.4	Authentication or Certification by the Warrant Agent	9
2.5	Warrantholder not a Shareholder, etc.	10
2.6	Issue in Substitution for Lost Warrant Certificates	10
2.7	Warrants to Rank Pari Passu	10
2.8	Registration and Transfer of Warrants	11
2.9	Registers Open for Inspection	12
2.10	Exchange of Warrant Certificates	12
2.11	Ownership of Warrants	12
2.12	Book-Based System Warrants	13
2.13	Adjustment of Exchange Basis	14
2.14	Rules Regarding Calculation of Adjustment of Exchange Basis	18
2.15	Postponement of Subscription	19
2.16	Notice of Adjustment	20
2.17	No Action after Notice	20
2.18	Optional Purchases by the Company	20
2.19	Protection of Warrant Agent	21
2.20	U.S. Securities Law Matters	21

Article 3 EXERCISE OF WARRANTS		21

3.1	Method of Exercise of Warrants	21
3.2	No Fractional Warrant Shares	23
3.3	Effect of Exercise of Warrants	23
3.4	Cancellation of Warrants	24
3.5	Subscription for less than Entitlement	24
3.6	Expiration of Warrant	24
3.7	Exercise by U.S. Persons	24
3.8	Limitation on Exercise	25

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(continued)

Page

Article 4 COVENANTS		26

4.1	General Covenants of the Company	26
4.2	Securities Qualification Requirements	27
4.3	Warrant Agent’s Remuneration and Expenses	27
4.4	Performance of Covenants by Warrant Agent	27

Article 5 ENFORCEMENT		28

5.1	Suits by Warrantholders	28
5.2	Limitation of Liability	28

Article 6 MEETINGS OF WARRANTHOLDERS		28

6.1	Right to Convene Meetings	28
6.2	Notice	28
6.3	Chairman	29
6.4	Quorum	29
6.5	Power to Adjourn	29
6.6	Show of Hands	29
6.7	Poll and Voting	30
6.8	Regulations	30
6.9	Company, Warrant Agent and Counsel may be Represented	30
6.10	Powers Exercisable by Extraordinary Resolution	31
6.11	Meaning of “Extraordinary Resolution”	32
6.12	Powers Cumulative	32
6.13	Minutes	33
6.14	Instruments in Writing	33
6.15	Binding Effect of Resolutions	33
6.16	Holdings by the Company or Subsidiaries of the Company Disregarded	33

Article 7 SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES		34

7.1	Provision for Supplemental Indentures for Certain Purposes	34
7.2	Successor Companies	35

Article 8 CONCERNING THE WARRANT AGENT		35

8.1	Indenture Legislation	35
8.2	Rights and Duties of Warrant Agent	35
8.3	Evidence, Experts and Advisers	36
8.4	Securities, Documents and Monies Held by Warrant Agent	38
8.5	Actions by Warrant Agent to Protect Interests	38
8.6	Warrant Agent not Required to Give Security	38
8.7	Protection of Warrant Agent	38
8.8	Replacement of Warrant Agent	40
8.9	Conflict of Interest	41

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(continued)

Page

8.10	Acceptance of Duties and Obligations	41
8.11	Warrant Agent not to be Appointed Receiver	41
8.12	Authorization to Carry on Business	41

Article 9 GENERAL		41

9.1	Notice to the Company and the Warrant Agent	41
9.2	Notice to the Warrantholders	43
9.3	Privacy	43
9.4	Third Party Interests	44
9.5	Discretion of Directors	44
9.6	Satisfaction and Discharge of Indenture	44
9.7	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	44
9.8	Indenture to Prevail	44
9.9	Assignment	45
9.10	Counterparts and Formal Date	45

Schedule A FORM OF WARRANT CERTIFICATE		A-1

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THIS WARRANT INDENTURE dated as of March 20, 2018

BETWEN:

PROFOUND MEDICAL CORP.
a corporation incorporated under the laws of Ontario

(hereinafter called the “Company”)

AND

TSX TRUST COMPANY
a trust company continued under the laws of Canada and registered to carry on business in the Province of Ontario

(hereinafter called the “Warrant Agent”)

RECITALS

WHEREAS:

A.	In connection with a public offering in Canada (and concurrent private offering in the United States) by the Company of up to an aggregate of 34,500,000 Units (the “Offering”), the Company proposes to issue up to 17,250,000 Warrants;

B.	Each whole Warrant entitles the holder thereof to purchase, subject to adjustment in certain events, one Warrant Share at a price of $1.40 at any time prior to 5:00 p.m. (Toronto time) on March 20, 2023, subject to earlier expiry in accordance with this Indenture;

C.	For such purpose the Company deems it necessary to create and issue Warrants and Warrant Certificates to be constituted and issued in the manner hereinafter set forth;

D.	The Company is duly authorized to create and issue the Warrants to be issued as herein provided;

E.	All things necessary have been done and performed to make the Warrants, when Authenticated or certified by the Warrant Agent and issued as provided in this Indenture, legal, valid and binding upon and obligations of the Company that are entitled to the benefits of and subject to the terms of this Indenture;

F.	The foregoing recitals are made as statements of fact by the Company and not by the Warrant Agent;

G.	The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants issued pursuant to this Indenture from time to time;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

“Acceleration Notice” has the meaning ascribed to that term in subsection 2.2(3);

“Applicable Legislation” means the provisions of the statutes of Canada and its provinces and the regulations under those statutes relating to warrant indentures and/or the rights, duties or obligations of issuers and warrant agents under warrant indentures as are from time to time in force and applicable to this Indenture;

“Attribution Parties” has the meaning ascribed to that term in section 3.8;

“Authenticated” means with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant are entered in the register of Warrantholders, and “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Beneficial Owner” means a person that has a beneficial interest in a Warrant;

“Beneficial Ownership Limitation” has the meaning ascribed to that term in section 3.8;

“Book-Based System” means the book-based securities system administered by CDS in accordance with its operating rules and procedures in force from time to time;

“Business Day” means a day that is not a Saturday, Sunday, or a day on which banks are closed or which is a civic or statutory holiday in the City of Toronto, Ontario;

“Capital Reorganization” has the meaning ascribed to that term in subsection 2.13(4);

“CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

“CDS Participant” means a person recognized by CDS as a participant;

“Closing Date” means March 20, 2018;

“Common Shares” means the common shares in the capital of the Company;

“Common Share Equivalents” means any other securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares;

“Common Share Reorganization” has the meaning ascribed to that term in subsection 2.13(1);

“Company” means Profound Medical Corp., a corporation incorporated under the laws of Ontario, and its lawful successors from time to time;

“Company’s Auditors” means the chartered (professional) accountant or firm of chartered (professional) accountants duly appointed as auditor or auditors of the Company from time to time;

“Confirmation” means that CDS shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants in a manner acceptable to the Warrant Agent, including by electronic means through the Book-Based System;

“counsel” means a barrister and solicitor or lawyer or a firm of barristers and solicitors or lawyers (who may be counsel to the Company), in both cases acceptable to the Warrant Agent;

“Current Market Price” means, at any date, the volume weighted average price per share at which the Common Shares have traded:

(i)	on the TSXV;

(ii)	if the Common Shares are not listed on the TSXV, on any stock exchange upon which the Common Shares are listed as may be selected for this purpose by the board of directors of the Company, acting reasonably; or

(iii)	if the Common Shares are not listed on any stock exchange, on any over-the-counter market on which the Common Shares are trading, as may be selected for this purpose by the board of directors of the Company, acting reasonably;

during the 10 consecutive trading days (on each of which at least 100 Common Shares are traded in board lots) ending the third trading day before such date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the exchange or market, as the case may be, during the 10 consecutive trading days by the number of Common Shares sold or, if not traded on any recognized exchange or market, as determined by the directors of the Company, acting reasonably;

“director” means a member of the board of directors of the Company for the time being, and unless otherwise specified herein, reference to “action by the board of directors” means action by the board of directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

“Exchange Basis” means, at any time, the number of Warrant Shares or other classes of shares or securities which a Warrantholder is entitled to receive upon the exercise of the rights attached to the Warrants pursuant to the terms of this Indenture, as the number may be adjusted pursuant to Section 2.13 hereof, such number being equal to one Warrant Share per Warrant as of the date hereof;

“Exercise Date” with respect to any Warrant means the date on which such Warrant is duly surrendered for exercise in accordance with the provisions of Article 3 hereof;

“Exercise Price” means $1.40 for each Warrant Share, subject to adjustment in accordance with the provisions of this Indenture;

“extraordinary resolution” has the meaning ascribed to that term in sections 6.11 and 6.14;

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent;

“NCI” has the meaning ascribed to that term in subsection 2.12(1);

“Offering” the public offering in Canada (and concurrent private offering in the United States) by the Company of up to an aggregate of 34,500,000 Units;

“person” means an individual, a corporation, a partnership, a syndicate, a trustee or any unincorporated organization and words importing persons that are intended to have a similarly extended meaning;

“Purchaser” means a purchaser of Units;

“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of Rule 144A;

“QIB Letter” means a representation letter signed by Qualified Institutional Buyer(s) in connection with the Offering;

“Regulation D” means Regulation D as promulgated under the U.S. Securities Act;

“Regulation S” means Regulation S as promulgated under the U.S. Securities Act;

“Rights Offering” has the meaning ascribed to that term in subsection 2.13(2);

“Rights Offering Price” has the meaning ascribed to that term in subsection 2.14(8);

“Rule 144A” means Rule 144A as promulgated under the U.S. Securities Act;

“Securities Laws” means, collectively, the applicable securities laws of each of the provinces of Canada, the United States and each of the states of the United States, as applicable, and the respective regulations made and forms prescribed thereunder together with all applicable published rules, policy statements, notices and blanket orders and rulings of the securities commissions or similar regulatory authorities in each of the provinces of Canada;

“shareholder” means an owner of record of one or more Common Shares or shares of any other class or series of the Company;

“Special Distribution” has the meaning ascribed to that term in subsection 2.13(3);

“Subsidiary” means a corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of the majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

“successor company” has the meaning ascribed to that term in section 7.2;

“this Indenture”, “herein”, “hereby” and similar expressions mean or refer to this common share purchase warrant indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection” or “paragraph” followed by a number or letter mean and refer to the specified Article, section, subsection or paragraph of this Indenture;

“Time of Expiry” means 5:00 p.m. (Toronto time) on March 20, 2023, unless the term of the Warrants shall be accelerated as provided for in subsection 2.2(3), in which case the Time of Expiry shall be the earlier of (i) 5:00 p.m. (Toronto time) on the date that is 20 days following delivery of the Acceleration Notice and (ii) 5:00 p.m. (Toronto time) on March 20, 2023;

“trading day” means a day on which the TSXV (or such other exchange on which the Common Shares are listed and which forms the primary trading market for such shares) is open for trading, and if the Common Shares are not listed on a stock exchange, a day on which an over-the-counter market where such shares are traded is open for business;

“transaction instruction” means a written order signed by the holder or CDS, entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Warrant Agent, requesting one or more such actions to be taken in respect of an Uncertificated Warrant;

“Transfer Agent” means the transfer agent or agents for the time being for the Common Shares;

“TSXV” means the TSX Venture Exchange;

“U.S. Person” means a U.S. person as that term is defined in Regulation S;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Uncertificated Warrant” means any Warrant which is issued under the Book-Based System;

“Unit Share” means a Common Share comprising part of each Unit;

“United States” means the United States as that term is defined in Regulation S;

“Units” means the units of the Company, each Unit being comprised of one Unit Share and one-half of one Warrant;

“Warrant Agent” means TSX Trust Company, a trust company existing under the laws of Canada, or any lawful successor thereto including through the operation of section 8.8;

“Warrant Certificates” means the certificates representing Warrants substantially in the form attached as Schedule A hereto or such other form as may be approved by the Company and the Warrant Agent;

“Warrant Shares” means the Common Shares or other securities or property issuable upon the exercise of the Warrants as a result of any adjustment to the subscription rights pursuant to Section 2.13 hereof;

“Warrantholders” or “holders” means the persons whose names are entered for the time being in the register maintained pursuant to section 2.8;

“Warrantholders’ Request” means an instrument, signed in one or more counterparts by Warrantholders representing, in the aggregate, at least 25% of the aggregate number of Warrants then outstanding, which requests the Warrant Agent to take some action or proceeding specified therein;

“Warrants” means the common share purchase warrants of the Company issued and Authenticated hereunder as Uncertificated Warrants or to be issued and countersigned in the form of Warrant Certificates, in either case, entitling the holders thereof to purchase Warrant Shares on the basis of one Warrant Share for each whole Warrant upon payment of the Exercise Price at any time prior to the Time of Expiry; provided that in each case the number and/or class of shares or securities receivable on the exercise of the Warrants may be subject to increase or decrease or change in accordance with the terms and provisions hereof; and

“written direction of the Company”, “written request of the Company”, “written consent of the Company” and “certificate of the Company” and any other document required to be signed by the Company, means, respectively, a written direction, request, consent, certificate or other document signed in the name of the Company by any executive officer or director and may consist of one or more instruments so executed.

1.2	Words Importing the Singular

Unless elsewhere otherwise expressly provided, or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation not Affected by Headings

The division of this Indenture into Articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4	Day not a Business Day

If any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence in all respects of this Indenture and the Warrants issued hereunder.

1.6	Governing Law

This Indenture and the Warrants issued hereunder shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.7	Meaning of “outstanding” for Certain Purposes

Every Warrant Authenticated or certified by the Warrant Agent hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Warrant Agent for cancellation, exercised pursuant to section 3.1 or until the Time of Expiry; provided that where a new Warrant Certificate has been issued pursuant to section 2.6 hereof to replace one which is lost, mutilated, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates shall be counted for the purpose of determining the aggregate number of Warrants outstanding.

1.8	Currency

Unless otherwise stated, all dollar amounts referred to in this Indenture are in Canadian dollars.

1.9	Termination

This Indenture shall continue in full force and effect until the earlier of: (a) the Time of Expiry; and (b) the date that no Warrants are outstanding hereunder; provided that this Indenture shall continue in effect thereafter, if applicable, until the Company and the Warrant Agent have fulfilled all of their respective obligations under this Indenture.

Article 2
ISSUE OF WARRANTS

2.1	Issue of Warrants

A maximum of 17,250,000 Warrants are hereby created and authorized to be issued hereunder entitling the registered holders thereof to acquire an aggregate of 17,250,000 Warrant Shares (subject to adjustment in accordance with Section 2.13) at the Exercise Price upon the terms and conditions herein set forth. Uncertificated Warrants shall be Authenticated by the Warrant Agent and deposited in CDS and Warrant Certificates evidencing the Warrants, if any, shall be executed by the Company, certified by or on behalf of the Warrant Agent and delivered by the Warrant Agent to the Company, as applicable, in accordance with a written direction of the Company, all in accordance with sections 2.3 and 2.4. Subject to adjustment in accordance with the provisions of this Indenture, each of the Warrants issued hereunder shall entitle the holder thereof to receive from the Company, at the Exercise Price, the number of Warrant Shares equal to the Exchange Basis in effect on the Exercise Date.

2.2	Form and Terms of Warrants

(1)           The Warrants may be issued in either certificated or uncertificated form. The Warrant Certificates shall be substantially in the form attached as Schedule A hereto and dated as of the date of issue, subject to the provisions of this Indenture, with such additions, variations and changes as may be required or permitted by the terms of this Indenture, and to give effect to any Warrants not being issued as Uncertificated Warrants, and which may from time to time be agreed upon by the Warrant Agent and the Company, and shall have such distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe. Except as hereinafter provided in this Article 2, all Warrants shall, save as to denominations, be of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, photocopied or be partially in one form or another, as the Company may determine. No change in the form of the Warrant Certificate shall be required by reason of any adjustment made pursuant to this Article 2 in the number and/or class of securities or type of securities that may be acquired pursuant to the exercise of Warrants.

(2)           Each Warrant authorized to be issued hereunder shall entitle the registered holder thereof to acquire (subject to sections 2.13, 2.14 and 2.15) upon due exercise and upon the transaction instruction or due execution of the exercise form endorsed on the Warrant Certificate, as applicable, or other instrument of exercise in such form as the Warrant Agent and/or the Company may from time to time prescribe and upon payment of the Exercise Price, one Warrant Share or such other kind and amount of shares or securities or property, calculated pursuant to the provisions of sections 2.13 and 2.14, as the case may be, at any time after the date of issuance of such Warrants and prior to the Time of Expiry, in accordance with the provisions of this Indenture.

(3)           Fractional Warrants shall not be issued or otherwise provided for and shall be disregarded for all purposes and no cash amount will be payable in lieu thereof. If the exercise of any Warrant would result in a fraction of a Common Share being issued to any person, any such fraction shall be rounded down to the next whole number of Common Shares and no cash amount will be payable in lieu thereof.

(4)           Notwithstanding any other provision herein, if at any time on or after the date that is 18 months after March 20, 2018, the closing trading price of the Common Shares on the TSXV (or if the Common Shares are not listed on the TSXV, then on such other recognized Canadian stock exchange on which the Common Shares are then listed and primarily traded) exceeds $2.80 for a period of 90 consecutive calendar days, the Company shall be entitled, within 30 days of the occurrence of such event, to accelerate the Time of Expiry of the Warrants to a period ending on the date that is 20 days from the date that notice of such acceleration (the “Acceleration Notice”) is given to the Warrantholders pursuant to a press release issued by the Company, with the new Time of Expiry specified in such Acceleration Notice. For purposes of this section, the closing trading price of the Common Shares for a day that is not a Business Day shall be deemed to be last published closing trading price of the Common Shares. From and after the new Time of Expiry specified in such Acceleration Notice, no Warrants may be issued or exercised, and all unexercised Warrants shall be void and of no effect following the new Time of Expiry. The Company shall give prompt written notice of such acceleration to the Warrant Agent pursuant to section 9.1. For greater certainty, the new Time of Expiry specified in an Acceleration Notice shall not be later than 5:00 p.m. (Toronto Time) on March 20, 2023.

2.3	Signing of Warrant Certificates

Warrant Certificates shall be signed by any one of the directors or executive officers of the Company and may, but need not be under the corporate seal of the Company or a reproduction thereof. The signature of any such director or officer may be mechanically reproduced in facsimile or other electronic format and Warrant Certificates bearing such facsimile or other electronic format signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that the person whose manual or electronic signature appears on any Warrant Certificate as a director or executive officer may no longer hold office at the date of issue of the Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to section 2.4, be valid and binding upon the Company and the registered holder thereof will be entitled to the benefits of this Indenture.

2.4	Authentication or Certification by the Warrant Agent

(1)           No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the registered holder to the benefit hereof or thereof until it has been certified by manual signature by or on behalf of the Warrant Agent and such certification by the Warrant Agent shall be conclusive evidence as against the Company that the Warrant so certified has been duly issued hereunder and the holder is entitled to the benefits hereof.

(2)           No Uncertificated Warrant shall be issued or, if issued, shall be valid for any purposes or entitle the holder to the benefits hereof and thereof until it has been Authenticated by the Warrant Agent and such Authentication shall be conclusive evidence as against the Company that the Uncertificated Warrant has been duly issued hereunder and that the holder is entitled to the benefits hereof and thereof.

(3)           The certification of the Warrant Agent on the Warrant Certificates issued hereunder, or the Authentication of the Warrant Agent of the Uncertificated Warrants made hereunder, as applicable, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificates (except the due certification thereof) or the Uncertificated Warrants (except the due Authentication thereof) as applicable, and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or Uncertificated Warrants, as applicable, or any of them or of the consideration therefor except as otherwise specified herein.

2.5	Warrantholder not a Shareholder, etc.

Nothing in this Indenture or the holding of a Warrant evidenced by a Warrant Certificate shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a shareholder, including but not limited to the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Company, nor entitle the holder to any right or interest in respect thereof except as herein and in the Warrants expressly provided.

2.6	Issue in Substitution for Lost Warrant Certificates

(1)            If any Warrant Certificates issued and certified under this Indenture shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, and subsection 2.6(2), shall issue and thereupon the Warrant Agent shall certify and deliver a new Warrant Certificate of like denomination, date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be substantially in the form set out in Schedule A hereto and Warrants evidenced by it will entitle the holder thereof to the benefits hereof and shall rank equally in accordance with its terms with all other Warrant Certificates issued or to be issued hereunder.

(2)          The applicant for the issue of a new Warrant Certificate pursuant to this section 2.6 shall bear the reasonable cost of the issue thereof and in the case of mutilation shall, as a condition precedent to the issue thereof, deliver to the Warrant Agent the mutilated Warrant Certificate, and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Warrant Agent in their sole discretion and such applicant may be required to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Warrant Agent in their sole discretion and shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.7	Warrants to Rank Pari Passu

All Warrants shall rank pari passu with all other Warrants, whatever may be the actual date of issue of the Warrants.

2.8	Registration and Transfer of Warrants

(1)           The Warrant Agent will create and keep at the principal stock transfer offices of the Warrant Agent in the City of Toronto, Ontario:

(a)	a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them and the Warrant Agent shall be entitled to rely on such register in connection with the exchange, transfer or exercise of any Warrant(s) pursuant to the terms of this Indenture or the terms thereof; and

(b)	a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

(2)           No transfer of any Warrant will be valid unless entered on the register of transfers referred to in subsection 2.8(1), and, in the case of a Warrant Certificate, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, and a duly completed and executed transfer form endorsed on the Warrant Certificate executed by the registered holder or his executors, administrators or other legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, if applicable, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the register of transfers by the Warrant Agent.

(3)          In the case of a Warrant Certificate, the transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by subsection 2.8(2) and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of holders referred to in subsection 2.8(1) as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Warrant, except in respect of equities or rights of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

(4)          The Company will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in subsection 2.8(1), if such transfer would constitute a violation of (a) the Securities Laws of any applicable jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction, (b) any restrictive legend on such Warrant or (c) any applicable representations and warranties made by the Warrantholder in a QIB Letter executed by such Warrantholder in connection with the Offering. The Warrant Agent is entitled to assume compliance with all applicable Securities Laws unless otherwise notified in writing by the Company. No duty shall rest with the Warrant Agent to determine compliance of the transferee or transferor of any Warrant with applicable Securities Laws.

(5)            Warrants held by a Warrantholder in the United States or a U.S. Person that is a Qualified Institutional Buyer shall not be offered, sold or otherwise transferred except (A) to the Company or (B) outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local securities laws and regulations, as provided for in the QIB Letter for such Warrantholder.

2.9	Registers Open for Inspection

The registers referred to in subsection 2.8(1) shall be open at all reasonable times during business hours on a Business Day for inspection by the Company or any Warrantholder. The Warrant Agent shall, from time to time when requested to do so in writing by the Company and upon payment of its reasonable fees, furnish the Company with a list of the names and addresses of holders of Warrants entered in the register of holders kept by the Warrant Agent and showing the number of Warrants held by each such holder.

2.10	Exchange of Warrant Certificates

(1)           Warrant Certificates may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for Warrant Certificates in any other authorized denomination representing in the aggregate an equal number of Warrants as the number of Warrants represented by the Warrant Certificates being exchanged. The Company shall sign and the Warrant Agent shall certify, in accordance with sections 2.3 and 2.4, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

(2)           Warrant Certificates may be exchanged only at the principal stock transfer offices of the Warrant Agent in the City of Toronto, Ontario or at any other place that is designated by the Company with the approval of the Warrant Agent. Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agent and cancelled.

(3)           Except as otherwise herein provided, the Warrant Agent may charge Warrantholders requesting an exchange a reasonable sum for each Warrant Certificate issued; and payment of such charges and reimbursement of the Warrant Agent or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

2.11	Ownership of Warrants

The Company and the Warrant Agent and their respective agents may deem and treat the registered holder of any Warrant as the absolute owner of the Warrant represented thereby for all purposes and the Company and the Warrant Agent and their respective agents shall not be affected by any notice or knowledge to the contrary except as required by statute or order of a court of competent jurisdiction. The holder of any Warrant shall be entitled to the rights evidenced by that Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any holder of the Warrant Shares or monies obtainable pursuant to the exercise of the Warrant shall be a good discharge to the Company and the Warrant Agent for the same and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any holder.

2.12	Book-Based System Warrants

(1)          Except as described above, and except as may be directed by the Company, registration of interests in and transfers of Warrants shall be made only through the Book-Based System. Other than as may be directed by the Company, the Warrants will be evidenced by a non-certificated inventory (“NCI”) deposit though the Book-Based System for an amount representing the aggregate number of such Warrants outstanding from time to time.

(2)           Transfers of beneficial ownership in any Warrant represented by an NCI deposit will be effected only (i) with respect to the interest of a CDS Participant, through records maintained by CDS or its nominee for such Warrants, and (ii) with respect to the interest of any person other than a CDS Participant, through records maintained by CDS Participants.

(3)           The rights of Beneficial Owners who hold security entitlements in respect of Warrants through the Book-Based System shall be limited to those established by applicable law and agreements between CDS and CDS Participants and between such CDS Participants and Beneficial Owners who hold security entitlements in respect of Warrants through the Book-Based System and must be exercised through a CDS Participant in accordance with the rules and procedures of CDS.

(4)           If any of the following events occurs:

(a)	CDS or the Company has notified the Warrant Agent that (A) CDS is unwilling or unable to continue as depository or (B) CDS ceases to be a clearing agency in good standing under applicable laws and, in either case, the Company is unable to locate a qualified successor depository within 90 days of delivery of such notice;

(b)	the Company has determined, in its sole discretion, to terminate the Book-Based System in respect of such Uncertificated Warrants and has communicated such determination to the Warrant Agent in writing;

(c)	the Company or CDS is required by applicable law to take the action contemplated in this subsection; or

(d)	the Book-Based System administered by CDS ceases to exist,

then one or more definitive fully registered Warrant Certificates shall be executed by the Company and certified and delivered by the Warrant Agent to CDS in exchange for the Uncertificated Warrants form held by CDS.

Fully registered Warrant Certificates issued and exchanged pursuant to this subsection shall be registered in such names and in such denominations as CDS shall instruct the Warrant Agent, provided that the aggregate number of Warrants represented by such Warrant Certificates shall be equal to the aggregate number of Uncertificated Warrants so exchanged. Upon exchange of Uncertificated Warrants for one or more Warrant Certificates in definitive form, such Uncertificated Warrants shall be cancelled by the Warrant Agent.

(5)           Notwithstanding anything in this Indenture in terms of an NCI deposit, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)	the records maintained by CDS relating to any ownership interests or any other interests in the Warrants or the depository system maintained by CDS, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by any NCI deposit (other than CDS or its nominee);

(b)	maintaining, supervising or reviewing any records of CDS or any CDS Participant relating to any such interest; or

(c)	any advice or representation made or given by CDS or those contained in this Indenture that relate to the rules and regulations of CDS or any action to be taken by CDS on its own direction or at the direction of any CDS Participant.

2.13	Adjustment of Exchange Basis

Subject to section 2.14, the Exchange Basis shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(1)           If and whenever, at any time after the date hereof and prior to the Time of Expiry, the Company shall:

(i)	issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend or other distribution (other than a distribution of Warrant Shares upon exercise of the Warrants or pursuant to the exercise, conversion or exchange of securities of the Company outstanding as of the date hereof), or

(ii)	subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, or

(iii)	reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares,

(any of such events in these paragraphs (i), (ii) or (iii) being called a “Common Share Reorganization”), then the Exchange Basis in effect on the effective date of such subdivision, redivision or change, or reduction, combination or consolidation, or on the record date of such stock dividend or other distribution, as the case may be, shall be adjusted by multiplying the Exchange Basis in effect immediately prior to such effective or record date by a fraction:

(a)	the numerator of which shall be the total number of Common Shares outstanding on such date immediately after giving effect to such Common Share Reorganization (including, in the case where securities exercisable, exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exercised, or exchanged for or converted into Common Shares on such record date, assuming in any case where such securities are not then convertible, exercisable or exchangeable but subsequently become so, that they were convertible, exercisable or exchangeable on the record date on the basis upon which they first become convertible, exercisable or exchangeable), and

(b)	the denominator of which shall be the total number of Common Shares outstanding on such date before giving effect to such Common Share Reorganization.

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2.

Any Common Shares owned by or held for the account of the Company or any of its Subsidiaries or a partnership in which the Company is directly or indirectly a party to will be deemed not to be outstanding for the purpose of any computation. To the extent that any adjustment in the Exchange Basis occurs pursuant to this subsection 2.13(1) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares and the Common Share Reorganization does not occur or any conversion, exercise or exchange rights are not fully converted, exercised or exchanged, the Exchange Basis shall be readjusted immediately after the expiry of any relevant exchange or conversion right or the termination of the Common Share Reorganization, as the case may be, to the Exchange Basis that would then be in effect, based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(2)           If and whenever, at any time after the date hereof and prior to the Time of Expiry, the Company shall fix a record date for the distribution to all or substantially all of the holders of its outstanding Common Shares of rights, options or warrants entitling them, for a period expiring not less than 21 days and not more than 90 days after such record date, to subscribe for or purchase Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares, at a price per share to the holder (or at an exchange, exercise or conversion price per share) of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), then the Exchange Basis shall be adjusted effective immediately after such record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

(a)	the numerator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange, exercise or conversion into Common Shares of all exchangeable, exercisable or convertible securities issued upon exercise of such rights, options or warrants, if any), and

(b)	the denominator of which shall be the aggregate of:

(i)	the total number of Common Shares outstanding as of the record date for the Rights Offering, and

(ii)	a number of Common Shares determined by dividing

(A)	the amount equal to the aggregate consideration payable on the exercise of all of the rights, options and warrants under the Rights Offering plus the aggregate consideration, if any, payable on the exchange, exercise or conversion of the exchangeable or convertible securities issued upon exercise of such rights, options or warrants (assuming the exercise of all rights, options and warrants under the Rights Offering and assuming the exchange or conversion of all exchangeable or convertible securities issued upon exercise of such rights, options and warrants);

by

(B)	the Current Market Price as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2. Any Common Shares owned by or held for the account of the Company or any of its Subsidiaries or a partnership in which the Company is directly or indirectly a party to will be deemed not to be outstanding for the purpose of any computation. If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the rights, options or warrants issued had been those exercised. If at the date of expiry of the rights of exchange, exercise or conversion of any securities issued pursuant to the Rights Offering less than all of such securities have been exchanged or exercised for, or converted into, Common Shares, then the Exchange Basis shall be readjusted effective immediately after the date of expiry to the Exchange Basis which would have been in effect on the date of expiry if only the exchangeable, exercisable or convertible securities issued had been those securities actually exchanged or exercised for or converted into Common Shares.

(3)           If and whenever, at any time after the date hereof and prior to the Time of Expiry, the Company shall fix a record date for the issuance or distribution to all or substantially all the holders of its outstanding Common Shares of:

(i)	shares of the Company of any class other than Common Shares; or

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares; or

(iii)	evidences of indebtedness; or

(iv)	cash, securities or any property or other assets,

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exchange Basis shall be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(a)	the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, and

(b)	the denominator of which shall be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date,

less

(B)	the fair market value, as determined by action by the board of directors acting reasonably and in good faith (whose determination shall, absent manifest error, be conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, shall thereafter be the Exchange Basis until further adjusted as provided in this Article 2. Any shares owned by or held for the account of the Company or its Subsidiaries or a partnership of which the Company is directly or indirectly a party to shall be deemed not to be outstanding for the purpose of any such computation.

(4)           If and whenever, at any time after the date hereof and prior to the Time of Expiry, there shall be a reclassification of the Common Shares at any time outstanding or change or exchange of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer (other than to a Subsidiary) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), any Warrantholder who thereafter shall exercise his right to receive Warrant Shares pursuant to Warrant(s) shall be entitled to receive, and shall accept in lieu of the number of Warrant Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property resulting from the Capital Reorganization which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Warrant Shares to which such holder was theretofore entitled upon exercise. If appropriate, adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 2 with respect to the rights and interests thereafter of Warrantholders to the end that the provisions set forth in this Article 2 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustment shall be made by and set forth in an indenture supplemental hereto approved by the directors and by the Warrant Agent and entered into pursuant to the provisions of this Indenture and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(5)           Any adjustment to the Exchange Basis as set forth herein (except resulting from a Capital Reorganization) shall also include a corresponding adjustment to the Exercise Price which shall be calculated by multiplying the Exercise Price by a fraction: (a) the numerator of which shall be the Exchange Basis prior to the adjustment, and (b) the denominator of which shall be the Exchange Basis after the adjustment.

2.14	Rules Regarding Calculation of Adjustment of Exchange Basis

For the purposes of section 2.13:

(1)           The adjustments provided for in section 2.13 shall be cumulative and such adjustments shall be made successively whenever an event referred to in section 2.13 shall occur, subject to the following subsections of this section 2.14.

(2)           No adjustment in the: (a) Exchange Basis shall be required unless such adjustment would result in a change of at least 0.01 of a Warrant Share based on the prevailing Exchange Basis; or (b) Exercise Price shall be required unless such adjustment would result in a change of at least 1%, provided that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(3)           No adjustment in the Exchange Basis shall be made in respect of any event described in section 2.13, other than the events referred to in paragraphs (ii) and (iii) of subsection (1) thereof, if Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event, any such participation being subject to regulatory approval.

(4)           No adjustment in the Exchange Basis shall be made pursuant to section 2.13 in respect of the issue from time to time of Warrant Shares purchasable on exercise of the Warrants or pursuant to the exercise, conversion or exchange of securities of the Company outstanding as of the date hereof.

(5)           If a dispute shall at any time arise with respect to adjustments provided for in section 2.13, such dispute shall, absent manifest error, be conclusively determined by the Company’s Auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any further determination, absent manifest error, shall be binding upon the Company, the Warrant Agent and the Warrantholders.

(6)            If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis shall be required by reason of the setting of such record date.

(7)            In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Company shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

(8)           If the purchase price provided for in any Rights Offering (the “Rights Offering Price”) is decreased, the Exchange Basis shall forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to subsection 2.13(2) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of section 2.13.

(9)           As a condition precedent to the taking of any action that would require any adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exchange Basis, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities that all the holders of such Warrants are entitled to receive on the exercise of all the subscription rights attaching thereto in accordance with the provisions thereof.

(10)         The Warrant Agent shall be entitled to act and rely on any adjustment calculations by the Company or the Company’s Auditors.

2.15	Postponement of Subscription

In any case where the application of section 2.13 results in an increase in the number of Common Shares that are issuable upon exercise of the Warrants taking effect immediately after the record date for a specific event, if any Warrant is exercised after that record date and prior to completion of such specific event, the Company may postpone the issuance to the Warrantholder of the Warrant Shares to which he is entitled by reason of such adjustment, but such Warrant Shares shall be so issued and delivered to that holder upon completion of that event, with the number of such Warrant Shares calculated on the basis of the number of Warrant Shares on the date that the Warrant was exercised, adjusted for completion of that event and the Company shall deliver to the person or persons in whose name or names the Warrant Shares are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Warrant Shares and the right to receive any dividends or other distributions which, but for the provisions of this section 2.15, such person or persons would have been entitled to receive in respect of such Warrant Shares from and after the date that the Warrant was exercised in respect thereof.

2.16	Notice of Adjustment

(1)           At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment pursuant to section 2.13, the Company shall:

(a)	file with the Warrant Agent a certificate of the Company specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

(b)	give notice to the Warrant Agent and the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment.

(2)           In case any adjustment for which a notice in subsection 2.16(1) has been given is not then determinable, the Company shall promptly after such adjustment is determinable:

(a)	file with the Warrant Agent a computation of such adjustment; and

(b)	give notice to the Warrantholders of the adjustment.

(3)           The Warrant Agent may, absent manifest error, act and rely upon certificates and other documents filed by the Company pursuant to this section 2.16 for all purposes of the adjustment.

2.17	No Action after Notice

The Company covenants with the Warrant Agent that it will not take any other corporate action which might deprive a Warrantholder of the opportunity of exercising the rights of acquisition pursuant thereto during the period of 10 days after the giving of the notice set forth in subsection 2.16(1) and paragraph (b) of subsection 2.16(2).

2.18	Optional Purchases by the Company

Subject to applicable law and prior approval of the TSXV, if required, the Company may from time to time purchase on any stock exchange (if then listed), in the open market, by private agreement or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the board of directors of the Company, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons, and on such other terms as the Company in its sole discretion may determine. The Warrant Certificates representing the Warrants purchased pursuant to this section 2.18 shall forthwith be delivered to and cancelled by the Warrant Agent.

2.19	Protection of Warrant Agent

Subject to Article 8, the Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any registered holder of Warrants to determine whether any facts exist that may require any adjustment contemplated by this Article 2, nor to verify the nature and extent of any such adjustment when made or the method employed in making the same;

(b)	be accountable with respect to the validity or value or the kind or amount of any Warrant Shares that may at any time be issued or delivered upon the exercise of the Warrants;

(c)	be responsible for any failure of the Company to make any cash payment upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 2; or

(d)	incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants of the Company or any acts or deeds of the agents or servants of the Company.

2.20	U.S. Securities Law Matters

The Warrant Agent understands and acknowledges that the Warrants and the Warrant Shares issuable upon exercise of the Warrants have not been, and will not be, registered under the U.S. Securities Act or the securities laws of any state of the United States. The Warrant Agent further understands and acknowledges that Warrants originally issued in the United States or, to, or for the account or benefit of, a person in the United States or U.S. Persons, will be issued only to Qualified Institutional Buyers, each of whom will be required to sign a QIB Letter prior to such issuance. In accordance with the terms of each such QIB Letter, such Warrants issued to Qualified Institutional Buyers shall be issued in uncertificated form and deposited in CDS in accordance with this Section 2, and shall not bear a legend relating to transfer restrictions under the U.S. Securities Act.

Article 3
EXERCISE OF WARRANTS

3.1	Method of Exercise of Warrants

(1)          The registered holder of any Warrant may exercise the rights thereby conferred on him to acquire all or any part of the Warrant Shares to which such Warrant entitles the holder, by surrendering the Warrant Certificate representing such Warrants to the Warrant Agent at any time prior to the Time of Expiry at its principal stock transfer offices in the City of Toronto, Ontario (or at such additional place or places as may be decided by the Company from time to time with the approval of the Warrant Agent), with a duly completed and executed exercise form of the registered holder or his executors, administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, substantially in the form endorsed on the Warrant Certificate specifying the number of Warrant Shares subscribed for together with a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares subscribed for. A Warrant Certificate with the duly completed and executed exercise form and payment of the Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent.

(2)           Any exercise form referred to in subsection 3.1(1) shall be signed by the Warrantholder, or his executors, or administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, shall specify the person(s) in whose name such Warrant Shares are to be issued, the address(es) of such person(s) and the number of Warrant Shares to be issued to each person, if more than one is so specified. If any of the Warrant Shares subscribed for are to be issued to (a) person(s) other than the Warrantholder, the signatures set out in the exercise form referred to in subsection 3.1(1) shall be guaranteed by a Canadian Schedule I chartered bank or a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and (b) the Warrantholder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing Warrant Shares unless or until such Warrantholder shall have paid to the Company or the Warrant Agent on behalf of the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or that no tax is due.

(3)           If, at the time of exercise of the Warrants, in accordance with the provisions of subsection 3.1(1), there are any trading restrictions on the Warrant Shares pursuant to Securities Laws or stock exchange requirements, the Company shall, on the advice of counsel, endorse any certificates representing the Warrant Shares to such effect. The Warrant Agent is entitled to assume compliance with all Securities Laws unless otherwise notified in writing by the Company.

(4)           A Beneficial Owner who desires to exercise his Uncertificated Warrants, must do so by causing a CDS Participant to deliver to CDS (at its office in the City of Toronto), on behalf of the Beneficial Owner at any time prior to the Time of Expiry, a written notice of the Beneficial Owner’s intention to exercise Warrants (the “Exercise Notice”). Forthwith upon receipt by CDS of such notice, as well as payment for the Exercise Price, CDS shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (the “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the Book-Based System. CDS will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by causing the issuance to CDS through the Book-Based System of the Warrant Shares to which the exercising Beneficial Owner is entitled pursuant to the exercise. Any expense associated with the preparation and delivery of Exercise Notices will be for the account of the Beneficial Owner exercising the Warrants.

By causing a CDS Participant to deliver notice to CDS, a Beneficial Owner shall be deemed to have irrevocably surrendered his Warrants so exercised and appointed such CDS Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Warrant Shares in connection with the obligations arising from such exercise.

Any notice which CDS determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a CDS Participant to exercise or to give effect to the settlement thereof in accordance with the Beneficial Owner’s instructions will not give rise to any obligations or liability on the part of the Company or Warrant Agent to the CDS Participant or the Beneficial Owner.

3.2	No Fractional Warrant Shares

Under no circumstances shall the Company be obliged to issue any fractional Warrant Shares or any cash or other consideration in lieu thereof upon the exercise of one or more Warrants. To the extent that the holder of one or more Warrants would otherwise have been entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant Share, that holder may exercise that right in respect of the fraction only in combination with another Warrant or Warrants that in the aggregate entitle the holder to purchase a whole number of Warrant Shares; otherwise fractional Warrant Shares shall be rounded down to the nearest whole number of Warrant Shares without compensation therefor.

3.3	Effect of Exercise of Warrants

(1)           Upon compliance by the Warrantholder with the provisions of section 3.1, the Warrant Shares subscribed for shall be deemed to have been issued and the person to whom such Warrant Shares are to be issued shall be deemed to have become the holder of record of such Warrant Shares on the Exercise Date unless the transfer registers of the Company for the Common Shares shall be closed on such date, in which case the Warrant Shares subscribed for shall be deemed to have been issued and such person shall be deemed to have become the holder of record of such Warrant Shares on the date on which such transfer registers are reopened.

(2)            Within three Business Days following the due exercise of a Warrant pursuant to section 3.1, and if requested by the Company forthwith after the Time of Expiry, the Warrant Agent shall deliver to the Company a notice setting forth the particulars of all Warrants exercised, if any, and the persons in whose names the Warrant Shares are to be issued (as applicable) and the addresses of such holders of the Warrant Shares.

(3)           Within three Business Days of the due exercise of a Warrant pursuant to section 3.1, the Company shall cause the Transfer Agent to issue, within such three Business Day period, to CDS through the Book-Based System the Warrant Shares (which shall include Warrant Shares issued to a Purchaser that is a Qualified Institutional Buyer) to which the exercising Warrantholder is entitled pursuant to the exercise or mail to the person in whose name the Warrant Shares so subscribed for are to be issued, as specified in the exercise form completed on the Warrant Certificate, at the address specified in such exercise form, a certificate or certificates for the Warrant Shares to which the Warrantholder is entitled and, if applicable, shall cause the Warrant Agent to mail a Warrant Certificate representing any Warrants not then exercised.

3.4	Cancellation of Warrants

All Warrants surrendered to the Warrant Agent pursuant to sections 2.6, 2.8(2), 2.10, 2.18 or 3.1 shall be cancelled by the Warrant Agent and the Warrant Agent shall record the cancellation of such Warrants on the register of holders maintained by the Warrant Agent pursuant to subsection 2.8(1). The Warrant Agent shall, if required by the Company, furnish the Company with a certificate identifying the Warrants so cancelled. All Warrants that have been duly cancelled shall be without further force or effect whatsoever.

3.5	Subscription for less than Entitlement

The holder of any Warrant may subscribe for and purchase a whole number of Warrant Shares that is less than the number that the holder is entitled to purchase pursuant to a surrendered Warrant. In such event, the holder thereof shall be entitled to receive a new Warrant Certificate, if applicable, in respect of the balance of Warrants that were not then exercised.

3.6	Expiration of Warrant

After the Time of Expiry, all rights under any Warrant in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrant shall be void and of no effect.

3.7	Exercise by U.S. Persons

The Warrant Agent understands and acknowledges that the Warrants may not be exercised within the United States or by or on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States except pursuant to an available exemption under the Securities Act and applicable U.S. state securities laws. The Warrant Agent further understands and acknowledges that Warrantholders that have executed and delivered a QIB Letter are required to be a Qualified Institutional Buyer and/or an Accredited Investor in connection with the exercise of Warrants by such Warrantholders.

3.8	Limitation on Exercise

Neither the Company nor the Warrant Agent shall effect any exercise of a Warrant, and a Warrantholder shall not have the right to exercise any portion of a Warrant, pursuant to this Article 3 or otherwise, to the extent that, after giving effect to such issuance after exercise as set forth on the applicable exercise form, the Warrantholder (together with the Warrantholder’s affiliates, and any other persons acting as a group together with the Warrantholder or any of the Warrantholder’s affiliates (such persons, “Attribution Parties”)), would beneficially own, or exercise control or direction over, in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Warrantholder and its affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of a Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares that would be issuable upon (i) exercise of the remaining, non-exercised portion of a Warrant beneficially owned by the Warrantholder or any of its affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents), subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Warrantholder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section 3.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrantholder that neither the Warrant Agent nor the Company is representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the U.S. Exchange Act and the Warrantholder further acknowledges that it is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.8 applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any affiliates and Attribution Parties) and of which portion of a Warrant is exercisable shall be in the sole discretion and at the sole responsibility of the Warrantholder, and the submission of an exercise form shall be deemed to be the Warrantholder’s determination of whether a Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any affiliates and Attribution Parties) and of which portion of a Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the U. S. Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.8 in determining the number of outstanding Common Shares, a Warrantholder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed on SEDAR, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Warrantholder, the Company shall, within two trading days, confirm orally and in writing to the Warrantholder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant being exercised, by the Warrantholder or its affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrant in question. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.8 to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3.8 shall apply to a successor holder of a Warrant. For greater certainty, the Warrant Agent will have no responsibility for monitoring the beneficial ownership level of the Common Shares held by Warrantholders or their Attribution Parties and will have no liability in regards to the determinations made of whether or not a Warrantholder or their Attribution Parties would become a beneficial holder in excess of the Beneficial Ownership Limitation of the issued and outstanding Common Shares upon exercise of their Warrants.

Article 4
COVENANTS

4.1	General Covenants of the Company

The Company represents, warrants and covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that:

(1)           The Company will at all times, so long as any Warrants remain outstanding, maintain its existence, unless otherwise inconsistent with the fiduciary duties of the board of directors of the Company, and will carry on and conduct its business in a prudent manner in accordance with industry standards and good business practice, and will keep or cause to be kept proper books of account in accordance with applicable law until the Time of Expiry.

(2)            The Company is duly authorized to create and issue the Warrants to be issued hereunder and the Warrants, when issued, Authenticated and certified, as applicable, will be legal, valid, binding and enforceable obligations of the Company.

(3)           The Company will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSXV or such other recognized stock exchange or quotation system, so long as any Warrants remain outstanding, and to have the Warrant Shares issued pursuant to the exercise of the Warrants listed and posted for trading on the TSXV, or such other recognized stock exchange or quotation system, as expeditiously as possible.

(4)           The Company will use commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) in each of the provinces of Canada in which it is currently a reporting issuer, not in default of the requirements of the applicable Securities Laws of such province until the Time of Expiry.

(5)           The Company will allot and reserve and keep available a sufficient number of Warrant Shares for issuance upon the exercise of Warrants issued by the Company.

(6)           The Company will cause the Warrant Shares from time to time subscribed for pursuant to the Warrants issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof.

(7)           The Company will cause the certificates representing the Warrant Shares from time to time to be acquired, pursuant to the Warrants in the manner herein provided, to be duly issued and delivered in accordance with the Warrants and the terms hereof.

(8)           All Warrant Shares that shall be issued by the Company upon exercise of the rights provided for herein shall be issued as fully paid and non-assessable Common Shares.

(9)           The Company will perform and carry out all of the acts or things to be done by it as provided in this Indenture.

(10)          The Company will promptly advise the Warrant Agent and the Warrantholders in writing of any breach or default under the terms of this Indenture no later than 5 Business Days following the occurrence of such breach or default.

(11)         The Company will use its commercially reasonable efforts to cause the Warrant Agent to keep open the register of Warrantholders during the Warrant Agent’s regular business hours and will not take any action or omit to take any action which would have the effect of preventing the Warrantholders from receiving any of the Warrant Shares issuable upon exercise of the Warrants.

4.2	Securities Qualification Requirements

(1)            If, in the opinion of counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities regulatory authority or any other step is required under any federal or provincial law of Canada before the Warrant Shares may be issued or delivered to a Warrantholder, the Company covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

(2)           The Company will give written notice of the issue of Warrant Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities regulatory authority in each jurisdiction in which there is legislation requiring the giving of any such notice.

4.3	Warrant Agent’s Remuneration and Expenses

The Company covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses and disbursements of the Warrant Agent in the administration or execution of the duties and obligations hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense or disbursement in connection with or related to or required to be made as a result of the gross negligence, wilful misconduct, bad faith or fraud of the Warrant Agent.

4.4	Performance of Covenants by Warrant Agent

Subject to section 8.7, if the Company shall fail to perform any of its covenants contained in this Indenture and the Company has not rectified such failure within 10 Business Days after either giving notice of such default pursuant to subsection 4.1(10) or receiving written notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to provide such notice or perform said covenants. All reasonable sums expended or disbursed by the Warrant Agent in so doing shall be repayable as provided in section 4.3. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

Article 5
ENFORCEMENT

5.1	Suits by Warrantholders

Subject to section 6.10, all or any of the rights conferred upon a Warrantholder by the terms of the Warrants held by him and/or this Indenture may be enforced by such Warrantholder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Warrants from time to time outstanding. The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

5.2	Limitation of Liability

The obligations hereunder (including without limitation under subsection 8.7(5)) are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees or agents of the Company, but only the property of the Company (or any successor person) shall be bound in respect hereof.

Article 6
MEETINGS OF WARRANTHOLDERS

6.1	Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Warrantholders’ Request, convene a meeting of the Warrantholders provided that the Warrant Agent has been provided with sufficient funds and is indemnified to its reasonable satisfaction by the Company or by the Warrantholders signing such Warrantholders’ Request against the costs, charges, expenses and liabilities that may be incurred in connection with the calling and holding of such meeting. If within 15 Business Days after the receipt of a written request of the Company or a Warrantholders’ Request, funding and indemnity given as aforesaid the Warrant Agent fails to give the requisite notice specified in section 6.2 to convene a meeting, the Company or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Warrant Agent.

6.2	Notice

At least 14 days’ prior notice of any meeting of Warrantholders shall be given to the Warrantholders at the expense of the Company in the manner provided for in section 9.2 and a copy of such notice shall be delivered to the Warrant Agent unless the meeting has been called by it, and to the Company unless the meeting has been called by it. Such notice shall state the date, time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 6. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Company or the person designated by such Warrantholders, as the case may be.

6.3	Chairman

The Warrant Agent may nominate in writing an individual (who need not be a Warrantholder) to be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall appoint an individual present to be chairman of the meeting. The chairman of the meeting need not be a Warrantholder.

6.4	Quorum

Subject to the provisions of section 6.11, at any meeting of the Warrantholders a quorum shall consist of two Warrantholders present in person or represented by proxy and representing at least 20% of the aggregate number of Warrants then outstanding. If a quorum of the Warrantholders shall not be present within one-half hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of section 6.11, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting that might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 20% of the aggregate number of Warrants then unexercised and outstanding. No business shall be transacted at any meeting, except an adjourned meeting as described above, unless a quorum is present at the commencement of business.

6.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

6.7	Poll and Voting

On every extraordinary resolution, and when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Warrant then held by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

6.8	Regulations

Subject to the provisions of this Indenture, the Warrant Agent or the Company with the approval of the Warrant Agent may from time to time make and from time to time vary such regulations as it shall consider necessary or appropriate:

(a)	for the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Company or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(b)	for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or forwarded via facsimile before the meeting to the Company or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(c)	for the form of instrument appointing a proxy and the manner in which the form of proxy may be executed; and

(d)	generally for the calling of meetings of Warrantholders and the conduct of business thereat including setting a record date for Warrantholders entitled to receive notice of or to vote at such meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 6.9), shall be Warrantholders or persons holding proxies of Warrantholders.

6.9	Company, Warrant Agent and Counsel may be Represented

The Company, the Warrantholders and the Warrant Agent, by their respective directors, officers and employees and the counsel for each of the Company, the Warrantholders and the Warrant Agent may attend any meeting of the Warrantholders and speak thereat but shall not be entitled to vote unless in their capacities as Warrantholders or proxies therefor.

6.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

(a)	to agree to any modification, alteration, compromise or arrangement of the rights of Warrantholders and/or the Warrant Agent in its capacity as warrant agent hereunder (subject to the Warrant Agent’s approval) or on behalf of the Warrantholders against the Company, whether such rights arise under this Indenture or the Warrants or otherwise;

(b)	to amend, modify or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

(c)	to direct or authorize the Warrant Agent (subject to the Warrant Agent receiving funding and indemnity to its satisfaction) to enforce any of the covenants on the part of the Company contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, authorize and direct the Warrant Agent to waive any default on the part of the Company in complying with any provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)	to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders;

(f)	to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Company, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

6.11	Meaning of “Extraordinary Resolution”

(1)           The expression “extraordinary resolution” when used in this Indenture means, subject as hereinafter in this section 6.11 and in section 6.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 6 at which there are present in person or by proxy at least two Warrantholders representing at least 20% of the aggregate number of all the then outstanding Warrants and passed by the affirmative votes of Warrantholders representing not less than 66⅔% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on the poll for such resolution.

(2)            If, at any meeting called for the purpose of passing an extraordinary resolution, Warrantholders representing at least 20% of the aggregate number of all the then outstanding Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 10 Business Days later, and to such place and time as may be appointed by the chairman. Not less than three Business Days prior notice shall be given of the time and place of such adjourned meeting in the manner provided in sections 9.1 and 9.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 6.11(1) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrantholders representing at least 20% of all the then outstanding Warrants are not present in person or represented by proxy at such adjourned meeting.

(3)           Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

6.12	Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

6.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders as aforesaid shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes as aforesaid, if signed by the chairman of the meeting at which resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

6.14	Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 6 also may be taken and exercised by Warrantholders representing a majority, or in the case of an extraordinary resolution at least 66⅔%, of the aggregate number of all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Indenture shall include an instrument so signed.

6.15	Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 6 at a meeting of Warrantholders shall be binding upon all Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 6.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in sections 9.1 and 9.2 of the effect of the instrument in writing to all Warrantholders and the Company as soon as is reasonably practicable.

6.16	Holdings by the Company or Subsidiaries of the Company Disregarded

In determining whether Warrantholders are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Company or its Subsidiaries or in partnership of which the Company is directly or indirectly a party to shall be disregarded. The Company shall provide, upon the written request of the Warrant Agent, a certificate as to the registration particulars of any Warrants held by the Company or its Subsidiaries or in partnership of which the Company is directly or indirectly a party.

Article 7
SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES

7.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Company (if properly authorized by its board of directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so required hereby, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	providing for the issuance of additional Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent, relying on the advice (but for certainty, not an opinion) of counsel;

(b)	setting forth adjustments in the application of Article 2;

(c)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel are necessary or advisable, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

(d)	giving effect to any extraordinary resolution passed as provided in Article 6;

(e)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of counsel, prejudicial to the interests of the Warrantholders as a group;

(f)	adding to or amending the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants and making any modification in the form of the Warrant Certificate that does not affect the substance thereof;

(g)	amending any of the provisions of this Indenture or relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Warrant Agent, relying on the advice of counsel, such amendment or relief impairs any of the rights of the Warrantholders as a group or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any supplemental indenture that in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; and

(h)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or clerical omissions herein, provided that, in the opinion of the Warrant Agent, relying on the advice of counsel, the rights of the Warrant Agent and the Warrantholders as a group are in no way prejudiced thereby.

7.2	Successor Companies

In the case of the amalgamation, consolidation, arrangement, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (a “successor company”), the successor company resulting from the amalgamation, consolidation, arrangement, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Company and the successor company shall by supplemental indenture satisfactory in form and substance to the Warrant Agent and executed and delivered by the successor company to the Warrant Agent, expressly assume those obligations.

Article 8
CONCERNING THE WARRANT AGENT

8.1	Indenture Legislation

(1)           If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)           The Company and the Warrant Agent agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.

8.2	Rights and Duties of Warrant Agent

(1)           The Warrant Agent accepts the duties and responsibilities under this Indenture, solely as custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee.

(2)           In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith and shall exercise the degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against liability for its own gross negligence, wilful misconduct, bad faith or fraud.

(3)           The Warrant Agent shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Company under this Indenture unless and until it shall have received a Warrantholders’ Request specifying the act, action or proceeding that the Warrant Agent is requested to take. The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent and its counsel to protect and hold harmless the Warrant Agent, its officers, directors, employees, agents, successors and assigns against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(4)          The Warrant Agent may, before commencing any act, action or proceeding, or at any time during the continuance thereof require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

(5)           Every provision of this Indenture that, by its terms, relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, this section 8.2 and section 8.3.

(6)           The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereunder unless and until it shall have been required to do so under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall specifically set out the default desired to be brought to the attention of the Warrant Agent and in the absence of such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has occurred or been made in the performance or observance of the representations, warranties and covenants, agreements or conditions herein contained. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

(7)           In this Indenture, whenever confirmations or instructions are required to be given to the Warrant Agent, in order to be valid, such confirmations and instructions shall be in writing.

8.3	Evidence, Experts and Advisers

(1)           In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof and in such form as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Company.

(2)           In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, act and rely absolutely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Warrant Agent pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent. The Warrant Agent shall be under no responsibility in respect of the validity of this Indenture or the execution and delivery hereof by or on behalf of the Company or in respect of the validity or the execution of any Warrant Certificate by the Company and issued hereunder, nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any such Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued upon the right to acquire provided for in this Indenture and/or in any Warrant or as to whether any securities will when issued be duly authorized or be validly issued and fully paid and non-assessable.

(3)            Whenever Applicable Legislation requires that evidence referred to in subsection 8.3(1) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by one or more of the directors or officers of the Company and may be relied upon by the Warrant Agent in good faith without further inquiry.

(4)           Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by a certificate of a notary public or other person with similar powers that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(5)           The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Warrant Agent shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter or other paper document received in facsimile or e-mail form.

(6)           The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel and shall not be responsible for any misconduct on the part of any of them who has been selected with due care by the Warrant Agent. Any reasonable remuneration paid by the Warrant Agent shall be paid by the Company in accordance with section 4.3.

(7)           The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Company or the Warrant Agent, in relation to any matter arising in fulfilling its duties and obligations hereof.

(8)           The Warrant Agent may, as a condition precedent to any action to be taken by it under this Indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(9)           The Warrant Agent is not required to expend or place its own funds at risk in executing its duties and obligations.

8.4	Securities, Documents and Monies Held by Warrant Agent

Any securities, documents of title, monies or other instruments that may at any time be held by the Warrant Agent subject to the duties and obligations hereof, for the benefit of the Company, may be placed in the deposit vaults of the Warrant Agent or of any Schedule I Canadian chartered bank for safekeeping with any such bank. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall, subject to section 4.4, belong to the Company and shall be paid to the Company upon discharge of this Indenture.

8.5	Actions by Warrant Agent to Protect Interests

Subject to the provisions of this Indenture and Applicable Legislation, the Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.6	Warrant Agent not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the duties and obligations of this Indenture or otherwise.

8.7	Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

(1)           The Warrant Agent shall not be liable for or by reason of any representations, statements of fact or recitals in this Indenture or in the Warrants (except the representation contained in section 8.9 or in the certificate of the Warrant Agent on the Warrants) or be required to verify the same and all such statements of fact or recitals are and shall be deemed to be made by the Company (except the representation contained in section 8.9 or in the certificate of the Warrant Agent on the Warrants).

(2)           Nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(3)           The Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof.

(4)           The Warrant Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants or warranties herein contained or of any acts of any directors, officers, employees, agents or servants of the Company.

(5)           Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Warrant Agent and its directors, officers, agents and employees from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Warrant Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, wilful misconduct, bad faith or fraud of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent, or the termination of this Indenture. The Warrant Agent shall not be under any obligation to prosecute or defend any action or suit in respect of this Indenture which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability.

(6)           If any of the funds provided to the Warrant Agent hereunder are received by it in the form of an uncertified cheque or bank draft, the Warrant Agent shall delay the release of such funds and the related Warrant Shares until such uncertified cheque has cleared the financial institution upon which the same is drawn.

(7)           The forwarding of a cheque or the sending of funds by wire transfer by the Warrant Agent will satisfy and discharge the liability of any amounts due to the extent of the sum represented thereby unless such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Warrant Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

(8)           The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgement, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgement, determine at any time that its acting under this Warrant Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company provided: (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

(9)           The Warrant Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, bad faith or willful misconduct.

8.8	Replacement of Warrant Agent

(1)           The Warrant Agent may resign its appointment and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 60 days prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The Warrantholders by extraordinary resolution shall have the power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders; failing such appointment by the Company, the retiring Warrant Agent or any Warrantholder may apply to a judge of the Province of Ontario at the Company’s expense, on such notice as such judge may direct, for the appointment of a new Warrant Agent; but any new Warrant Agent so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new Warrant Agent appointed under any provision of this section 8.8 shall be a corporation authorized to carry on the business of a transfer agent or a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other province. On any such appointment the new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new Warrant Agent, provided that any resignation or removal of the Warrant Agent and appointment of a successor Warrant Agent shall not become effective until the successor Warrant Agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Company, the predecessor Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Warrant Agent an appropriate instrument transferring to such successor Warrant Agent all rights and powers of the Warrant Agent hereunder and all securities, documents of title and other instruments and all monies and properties held by the Warrant Agent hereunder.

(2)           Upon the appointment of a successor Warrant Agent, the Company shall promptly notify the Warrantholders thereof in the manner provided for in section 9.1.

(3)           Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or to which all or substantially all of the corporate trust business is sold or any corporation succeeding to the stock transfer business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new Warrant Agent under subsection 8.8(1).

(4)           Any Warrants Authenticated or certified but not delivered by a predecessor Warrant Agent may be Authenticated or certified by the new or successor Warrant Agent in the name of the predecessor or the new or successor Warrant Agent.

8.9	Conflict of Interest

(1)           The Warrant Agent represents to the Company that at the time of execution and delivery hereof no material conflict of interest exists which it is aware of in the Warrant Agent’s role hereunder and agrees that in the event of a material conflict of interest arising which it becomes aware of hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its appointment hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

(2)           Subject to subsection 8.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any Subsidiary without being liable to account for any profit made thereby.

8.10	Acceptance of Duties and Obligations

The Warrant Agent hereby accepts the duties and obligations in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and agrees to hold all rights, interests and benefits contained herein on behalf of those persons who become holders of Warrants from time to time issued under this Indenture.

8.11	Warrant Agent not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company or any Subsidiary or any partnership of which the Company is directly or indirectly involved.

8.12	Authorization to Carry on Business

The Warrant Agent represents to the Company that it is registered to carry on the business of a transfer agent and warrant agent under Applicable Legislation in the Province of Ontario.

Article 9
GENERAL

9.1	Notice to the Company and the Warrant Agent

(1)           Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Warrant Agent shall be deemed to be validly given if delivered, if sent by registered letter, postage prepaid or if transmitted by facsimile or email to the following addresses or facsimile numbers:

(a)	If to the Company, to:

PROFOUND MEDICAL CORP.
2400 Skymark Avenue, Unit 6
Mississauga, Ontario L4W 5K5

Attention: Rashed Dewan
Facsimile: (647) 847-3739
Email: rdewan@profoundmedical.com

(b)	If to the Warrant Agent, to:

TSX TRUST COMPANY
301 – 100 Adelaide Street West
Toronto, Ontario M5H 4H1

Attention: Vice President, Trust Services
Facsimile: (416) 361-0470
Email: tmxestaff-corporatetrust@tmx.com

and any notice given in accordance with the foregoing shall be deemed to have been received on the date of delivery if that date is a Business Day or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if transmitted by facsimile or email, on the next Business Day following the date of transmission.

(2)           The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 9.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this Indenture. A copy of any notice of change of address given pursuant to this subsection 9.1(2) shall be available for inspection at the principal stock transfer offices of the Warrant Agent in the City of Toronto, Ontario by Warrantholders during normal business hours.

(3)           If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Company hereunder could reasonably be considered unlikely to reach its destination, the notice shall be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection 9.1(1) by facsimile, email or other means of prepaid, transmitted or recorded communication and any notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery to the officer or if delivered by facsimile, email or other means of prepaid, transmitted, recorded communication on the first Business Day following the date of the sending of the notice by the person giving the notice.

9.2	Notice to the Warrantholders

(1)           Any notice to the Warrantholders under the provisions of this Indenture shall be deemed to be validly given if the notice is sent by prepaid mail or, if delivered by hand, to the holders at their addresses appearing in the register of holders. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or the Business Day following the date of delivery if such date is not a Business Day or on the third Business Day if delivered by mail. All notices may be given to whichever one of the Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Warrantholders and any other persons (if any) interested in such Warrants. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

(2)           If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders could reasonably be considered unlikely to reach its destination, the notice may be given in a news release disseminated through a newswire service, filed on SEDAR and posted on the Company’s website; provided that in the case of a notice convening a meeting of the holders of Warrants, the Warrant Agent may require such additional publications of that notice, in Toronto, Ontario or in other cities or both, as it may deem necessary for the reasonable notification of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required.

9.3	Privacy

Despite any other provision of this Indenture, no party hereto shall take or direct any action that would contravene, or cause the other to contravene, applicable federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”). The Company shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

9.4	Third Party Interests

The Company represents to the Warrant Agent that any account to be opened by, or interest to held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent prescribed form as to the particulars of such third party.

9.5	Discretion of Directors

Any matter provided herein to be determined by the directors in their sole discretion and determination so made will be conclusive.

9.6	Satisfaction and Discharge of Indenture

Upon the earlier of the Time of Expiry or the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation in accordance with the provisions hereof all Warrants theretofore Authenticated or certified hereunder, this Indenture, except to the extent that Warrant Shares and any certificates therefor have not been issued and delivered hereunder or the Company has not performed any of its obligations hereunder, shall cease to be of further effect in respect of the Company, and the Warrant Agent, on written demand of and at the cost and expense of the Company, and upon delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Warrant Agent of the expenses, fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided that if the Warrant Agent has not then performed any of its obligations hereunder any such satisfaction and discharge of the Company’s obligations hereunder shall not affect or diminish the rights of any Warrantholder or the Company against the Warrant Agent.

9.7	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

9.8	Indenture to Prevail

To the extent of any discrepancy or inconsistency between the terms and conditions of this Indenture and the Warrant Certificate, the terms of this Indenture will prevail.

9.9	Assignment

Except as provided in subsection 8.8(3), this Indenture nor any benefits or burdens under this Indenture shall be assignable by the Company or the Warrant Agent without the prior written consent of the other party, such consent not to be unreasonably withheld. Subject to the foregoing, this Indenture shall enure to the benefit of and be binding upon the Company and the Warrant Agent and their respective successors (including any successor by reason of amalgamation) and permitted assigns.

9.10	Counterparts and Formal Date

This Indenture may be simultaneously executed in several counterparts and by electronic means, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set out at the top of the first page of this Indenture.

(Signature page follows)

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

PROFOUND MEDICAL CORP.

Per:	/s/ Matthew Sobczyk
Authorized Signing Officer

TSX TRUST COMPANY

Per:	/s/ Donald Crawford
Authorized Signing Officer

Per:	/s/ Michael Rosenberg
Authorized Signing Officer

[Signature Page –Warrant Indenture between Profound Medical Corp.
and TSX Trust Company]

Schedule A
FORM OF WARRANT CERTIFICATE

WARRANTS TO PURCHASE COMMON SHARES
OF PROFOUND MEDICAL CORP.
(a corporation incorporated pursuant to the laws of Ontario)

CUSIP No. ■

ISIN No. ■

Warrant Certificate Number: •	Representing • Warrants to
purchase Common Shares

THIS CERTIFIES that, for value received, the registered holder hereof, • (the “holder”) is entitled, subject to Profound Medical Corp.’s (the “Company”) right to accelerate the expiry time in certain circumstances, at any time at or before 5:00 p.m. (Toronto time) on March 20, 2023 (the “Expiry Time”) to acquire, subject to adjustment in certain events, the number of common shares (“Common Shares”) of the Company specified above, as presently constituted, by surrendering to TSX Trust Company (the “Warrant Agent”) at its principal office in Toronto, Ontario, this Warrant Certificate with the duly completed and executed Exercise Form endorsed on the back of this Warrant Certificate, and accompanied by payment of $1.40 per Common Share (subject to adjustment in certain events) (the “Warrant Exercise Price”) by certified cheque, bank draft or money order in lawful money of Canada payable to, or to the order of, the Company at par at the above-mentioned office of the Warrant Agent. The holder of this Warrant Certificate may purchase less than the number of Common Shares which he is entitled to purchase on the exercise of the Warrants represented by this Warrant Certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

If at any time on or after the date that is 18 months from March 20, 2018, the closing trading price of the Common Shares on the TSX Venture Exchange (“TSXV”) (or if the Common Shares are not listed on the TSXV, then on such other recognized Canadian stock exchange on which the Common Shares are then listed) exceeds $2.80 for a period of 90 consecutive calendar days, the Company shall be entitled, within 30 days of the occurrence of such event, to accelerate the Expiry Time of the Warrants to a period ending on the date that is 20 days from the date that notice of such acceleration (the “Acceleration Notice”) is given to the Warrantholders pursuant to a press release issued by the Company, with the new Expiry Time specified in such Acceleration Notice. From and after the new Expiry Time specified in such Acceleration Notice, no Warrants may be issued or exercised, and all unexercised Warrants shall be void and of no effect following the new Expiry Time. The Company shall give prompt written notice of such acceleration to the Warrant Agent pursuant to section 9.1. For greater certainty, the new Expiry Time specified in an Acceleration Notice shall not be later than 5:00 p.m. (Toronto Time) on March 20, 2023.

The Warrants evidenced hereby are exercisable on or before the Expiry Time, after which time the Warrants evidenced hereby shall be deemed to be void and of no further force or effect.

This Warrant Certificate represents Warrants of the Company issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of March 20, 2018, between the Company and the Warrant Agent, as may be amended from time to time, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Warrant Indenture. A copy of the Warrant Indenture will be available for inspection at the principal office of the Company in the City of Mississauga, Ontario. In the event of any conflict between the provisions contained in this Warrant Certificate and the provisions of the Warrant Indenture, the provisions of the Warrant Indenture shall prevail.

Upon acceptance hereof, the holder hereof hereby expressly waives the right to receive any fractional Common Shares upon the exercise hereof in full or in part and further waives the right to receive any cash or other consideration in lieu thereof. The Warrants represented by this Warrant Certificate shall be deemed to have been surrendered, and payment by certified cheque, bank draft or money order shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its office in the City of Toronto, Ontario.

Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Warrant Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Exercise Form herein shall be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax (or shall have satisfied the Company that such tax has been paid or that no tax is due)) are to be issued, the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Common Shares with effect from the date of such exercise, and upon due surrender of this Warrant Certificate and all other documentation required, the Warrant Agent shall cause the issuance of a certificate(s) representing such Common Shares to be issued within three Business Days after the exercise of the Warrants (or portion thereof) represented hereby.

Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the U.S. Securities Act or any state securities laws. The Warrants represented by this Warrant Certificate may not be exercised within the United States or by, or for the account or benefit of, a U.S. Person (as defined by Regulation S under the U.S. Securities Act) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

The holder acknowledges that the Warrants represented by this Warrant Certificate and the Common Shares issuable upon exercise hereof may be offered, sold or otherwise transferred only in compliance with all applicable securities laws.

No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a transfer form or other written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrant Certificates representing in the aggregate an equal number of Warrants. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Warrants represented by this Warrant Certificate shall not constitute the holder hereof a holder of Common Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustment in the number of Common Shares to be delivered upon exercise of the right of purchase hereby granted and to the Warrant Exercise Price in certain events therein set forth.

The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the Warrantholders holding a specified percentage of the then outstanding Warrants.

The Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. Time shall be of the essence hereof and of the Warrant Indenture.

The Company may from time to time at any time prior to the Expiry Time purchase any of the Warrants by private agreement or otherwise.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

All dollar amounts herein are expressed in the lawful money of Canada.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this • day of •.

PROFOUND MEDICAL CORP.

By:
Authorized Signing Officer

Certified this • day of •

TSX TRUST COMPANY

By:
Authorized Signing Officer

EXERCISE FORM

TO:	PROFOUND MEDICAL CORP. c/o TSX TRUST COMPANY 301 – 100 Adelaide Street West Toronto, Ontario M5H 4H1

The undersigned holder of the within Warrants hereby irrevocably exercises the right of such holder to be issued and hereby subscribes for ____________ Common Shares of Profound Medical Corp. (the “Company”) at the Warrant Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such certificate and the Warrant Indenture and encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to, or to the order of, the Company at par in payment in full of the subscription price of the Common Shares hereby subscribed for.

Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the warrant indenture between the Company and TSX Trust Company dated March 20, 2018 (the “Warrant Indenture”).

(Please check the ONE box applicable):

•☐	1.	The undersigned certifies that it (i) is not in the United States and is not a “U.S. Person”, within the meaning of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), (ii) is not exercising this Warrant for the account or benefit of any U.S. Person, (iii) did not execute or deliver this Exercise Form within the United States and (iv) has in all other aspects complied with the terms of Regulation S under the U.S. Securities Act.
•☐	2.	The undersigned holder (a) purchased the Warrants as a part of the Units in the Offering; (b) is exercising the Warrants solely for its own account or for the benefit of a U.S. Person or a person in the United States for whose account such holder acquired the Warrants as a part of the Units in the Offering and for whose account such holders exercises sole investment discretion; and (c) is, and any beneficial purchaser for whose account such holder is exercising the Warrants is, an Accredited Investor and/or Qualified Institutional Buyer on the Exercise Date.
•☐	3.	The undersigned is delivering a written opinion of United States legal counsel or evidence satisfactory to the Company to the effect the Common Shares to be delivered upon exercise hereof have been registered under the U.S. Securities Act or are exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The undersigned hereby directs that the said Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

(Please print. If securities are issued to a person other than the registered Warrantholder, the holder must pay to the Warrant Agent all applicable taxes and the signature of the holder must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program).

DATED this ________ day of ______________, ____.

Signature of Warrantholder	Signature Guarantee

Print name

Address

☐	Please check this box if the securities are to be delivered at the office where these Warrants are surrendered, failing which the securities will be mailed.

NOTES:

1.	Certificates will not be registered or delivered to an address in the United States unless Box 2 or 3 above is checked.

2.	If Box 3 is checked, holders are encouraged to contact the Company in advance to determine that the legal opinion tendered in connection with exercise will be satisfactory in form and substance to the Company.

TRANSFER FORM

TO:	PROFOUND MEDICAL CORP. c/o TSX TRUST COMPANY 301 – 100 Adelaide Street West Toronto, Ontario M5H 4H1

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

(Social Insurance Number)

___________________ of the Warrants registered in the name of the undersigned transferor represented by the Warrant Certificate.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933 as amended) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this ________ day of ______________, ____.

Signature of Warrantholder (Transferor)	Signature Guarantee

Print name

Address

NOTES:

1.	The signature to this transfer must correspond with the name as recorded on the Warrants in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by a Schedule I Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

2.	Warrants shall only be transferable in accordance with the Warrant Indenture between Profound Medical Corp. (the “Company”) and TSX Trust Company (the “Warrant Agent”) dated as of March 20, 2018, applicable laws and the rules and policies of any applicable stock exchange.

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